SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2003

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

Page 1 of 2 pages

Item 5. Other Events and Regulation FD Disclosure

     On December 19, 2003, Piedmont Natural Gas Company, Inc., sold $100 million of 5% Notes Due 2013 and $100 million of 6% Notes Due 2033 under a shelf registration statement filed with the Securities and Exchange Commission. Forms of both notes are filed as exhibits to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

99.1 Form of 5% Notes due 2013
99.2 Form of 6% Notes due 2033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.
(Registrant)

By	/s/ Barry L. Guy
Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date December 23, 2003